Exhibit 8.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries, incorporated in the British Virgin Islands:

•	Vision Best Limited
•	Digital Media Group Company Limited

Subsidiaries, incorporated in the PRC:

•	China Digital Technology (Shenzhen) Co., Ltd.
•	Shenzhen Huachangshi Digital Technology Co., Ltd.
•	Shenzhen Huadingshi Mobile Digital Television Co., Ltd.
•	Beijing Eastlong Technology Development Co., Ltd.
•	Dienzhi Advertising (Shanghai) Co., Ltd.

Subsidiary, incorporated in Hong Kong:

•	Win Prosper Development Limited
•	DMG (HK) Co., Ltd.
•	Whole Genius Limited

Consolidated entities, each of which is incorporated in the PRC:

•	VisionChina Media Group Limited
•	Beijing Beiguang Media Mobile Television Advertising Co., Ltd.
•	Beijing Huaguangshi Co., Ltd.
•	Nanjing Hua Dingshi Communication Technology Co., Ltd.
•	Shenzhen HDTV Industrial Investment Co., Ltd.
•	Shenzhen Hua Meishi Advertising Co., Ltd.
•	Shenzhen Huashixin Culture Media Co., Ltd.
•	Guangzhou Jiaojian Multimedia Information Technology Co. Ltd.
•	Luzhou Huashi Digital Technology Co., Ltd.
•	Beijing Eastlong Advertising Co., Ltd.
•	Chongqing Light Rail Information Service Co., Ltd.
•	Nanjing Metro Operation Information Service Co., Ltd.
•	Shenzhen Metro Operation Information Service Co., Ltd.
•	Tianjin Metro Operation Information Service Co., Ltd.
•	Dienzhi Advertising (Beijing) Co., Ltd.
•	Jiangxi Huashi Media Advertising Co., Ltd.
•	Shenzhen Qianhai VisionChina Mobile Interactive Co., Ltd.